Exhibit 99.1

Simulations Plus, Inc.
NASDAQ: SLP
First Quarter Fiscal Year 2009
Conference Call
January 15, 2009

Introduction and Welcome
• Introduction and Welcome
• Agenda
 – First Quarter FY 2009 (1QFY09) Financial
 Summary
 – Progress in Business Units
 – Strategy Going Forward
 – Questions and Answers

 With the exception of historical information, the matters discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products; competitive factors; the
 Company’s ability to finance future growth; the Company’s ability to produce and market new products in a timely fashion; the Company’s ability to continue to attract and retain skilled personnel; the Company’s ability to identify, evaluate, and close suitable acquisitions; and the
 Company’s ability to sustain or improve current levels of productivity.
 Further information on the Company’s risk factors is contained in the
 Company’s quarterly and annual reports and filed with the Securities and Exchange Commission.
Safe Harbor Statement Under the
Private Securities Litigation Reform Act
of 1995

1QFY09 Financial Summary
• Gross revenues = $2.133 MM (up 7.5% from 1QFY08)
 – New record first quarter (first time Q1 over $2 MM)
 – Pharmaceutical software and services = $1.430 MM (down $8,000 from 1QFY08)
 • In spite of $260,000 in software license renewals shifted out of Q1 either to Q4 or Q2
 – Words+ subsidiary = $703,000 (up 29.0% from 1QFY08)
 • New Say-it! SAM and Conversa products selling well
• SG&A = $904,000 (down 3% from $930,000 in 1QFY08)
 – 42% of sales, down from 47% in 1QFY08
• R&D Expense = $301,000 (up from $226,000 from 1QFY08)
• Income Before Income Taxes = $453,000 (up 11.8% from $405,000 in
 1QFY08)
• Net Income = $312,000 (up 28% from $243,000 in 1QFY08)
• EPS = $0.02/FD share (up from $0.01/FD share in 1QFY08)
• Cash = $6.814 MM (up 49% from $4.854 MM in 1QFY08)
 – UBS bought back ARSs in January at full face value plus interest
• Shareholders’ Equity = $10.315 MM (up 27.7% from $8.075 MM in 1QFY08, and up 4% during the first quarter)

Share Repurchase Program
• Board of directors authorized share repurchased program for up to $2.5 million from October 2008 through October 2009
• Over 130,000 shares bought back to date at average price per share of about $0.98
 – Purpose is to buy back as many shares as possible, not to support a particular price
• Share repurchases are subject to Safe Harbor restrictions:
 – Number of shares that can be bought back per day in non-block trades is 25% of average daily trading volume for previous 4 weeks
 – Block trades require approximately 40,000 shares per block
 – Cannot have block and non-block purchases on the same day
 – Can only purchase on an up-tick, etc.
 – Cannot have repurchases when insiders are trading
• Plan is to continue repurchase for the foreseeable future

Progress - 1
• ADMET Predictor™
 – Enslein Metabolism Module sales have begun
 – Collaboration with major pharmaceutical company has developed new Dose Optimization capability to find how much dose would be needed for different new molecules based on mini-GastroPlus simulation within ADMET Predictor
• ClassPharmer™
 – Version 4.6 released with numerous improvements added in response to customer requests
 – Pair SAR feature enhanced - lets chemists see how small changes to molecular structure cause large changes in one or more properties

Progress - 2
• DDDPlus™
 – Sales increasing steadily, with customers now in U.S., Europe, Japan, and India, including two licenses at the FDA
 – Improvements to the physical models as well as user interface continue at a steady pace
 – Industry acceptance of this unique new tool appears to be increasing
• GastroPlus™
 – Development of Drug-drug Interaction module progressing very well under funded collaboration
 – Development of an ocular delivery capability under a funded collaboration with a top 3 pharmaceutical company
 – Development of a nasal-pulmonary delivery module is just getting under way and is yet another funded collaboration
 – Steady stream of consulting contracts coming in to assist pharmaceutical companies worldwide in analyzing preclinical and clinical data with GastroPlus

Progress - 3
• Words+ subsidiary
 – New Say-it! SAM™ PDA-based communication system
 selling well
 – New Conversa™ communication device selling well
 – Full-time national sales manager working to improve
 marketing and sales activities and dealer relationships
 – Two new employee sales reps added in California

Miscellaneous
• New acquisitions for the pharmaceutical side of the business are undergoing mutual discussions and due diligence visits
• Acquisition possibilities for the Words+ subsidiary have not resulted in finding win-win deals - nothing on the table as of today
• NIH SBIR Phase II proposal submitted for $750,000 effort over two years
 – Very fast calculation of unique quantum mechanical descriptors has been shown to improve accuracy of many property predictions
 – Score received - awaiting notification of whether it will be funded
 – Work has continued on our own funding with excellent progress
 – New predictive models being trained now for next release

Strategy Going Forward
• Continue to expand product line and services
 – Pharmaceutical software and services
 • Expand Life Sciences team by several scientists
 – For new product development as identified in corporate strategic planning
 – To increase capacity to conduct consulting studies and funded collaborations
 • Seek and complete strategic acquisitions
 – Goal is to add both new products & services as well as additional scientific staff
 • Continue to enhance current products
 • Seek opportunities to partner and/or acquire new products
 • Examine additional SBIR opportunities
 – Words+ subsidiary
 • Continue product improvements and more aggressive marketing and sales
 • Added staff to process prior authorizations and accounts receivable more quickly -
 collecting old receivables from state Medicaid agencies
 • Look for SBIR funding opportunities that fit our expertise
• Continue to forge collaborative relationships within academia, government, and industry organizations
• Continue aggressive marketing and sales activities in both companies -
 increasing number of conferences and meetings worldwide

Summary
• Simulations Plus financial strength continues
 – Excellent cash position
 – No debt
 – Share repurchase is gradually reducing number of shares outstanding
• Record first quarter for both revenues and earnings
 – Pharmaceutical software and services revenues almost matched last year even with a shift of $260,000 in software license renewals into other quarters - the difference was made up in new sales
 – Words+ revenues up nicely because of new product sales and expanded sales force
• Growing, dedicated and extremely talented workforce
• Focus on maintaining best-in-class position in product quality and superior customer service
• Acquisitions are in the works (although there can be no assurances that they will be completed).
• Slides available by e-mail on request through info@simulations-plus.com

Questions?